                                                                     Exhibit 3.3

                            CERTIFICATE OF FORMATION
                                       OF
                                 WOOD MLP GP LLC

     This Certificate of Formation of Wood MLP GP LLC (the "Company") is being executed by the undersigned for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act.

     1.   The name of the Company is Wood MLP GP LLC.

     2.   The name and address of the registered agent of the Company shall be
          The Corporation Trust Company, 1209 Orange Street, Wilmington,
          Delaware 19801.

     3.   The address of the registered office of the Company in Delaware is
          1209 Orange Street, Wilmington, Delaware 19801.

     IN WITNESS WHEREOF, the undersigned, an authorized person or agent or attorney-in-fact of the Company, has caused this Certificate of Formation to be duly executed as of the 27th day of September, 2005.

                                             /s/ Timothy Langenkamp
                                             -----------------------------------
                                             Timothy Langenkamp
                                             Authorized Person